Exhibit (d)(3)D

AMENDED AND RESTATED EXCESS EXPENSE AGREEMENT

Excess Expense Agreement dated as of June 16, 2011 , and as amended on December 19, 2017, between POWERSHARES EXCHANGE-TRADED FUND TRUST and POWERSHARES EXCHANGE-TRADED FUND TRUST II, each a Massachusetts business trust, and POWERSHARES ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST and POWERSHARES EXCHANGE-TRADED SELF-INDEXED FUND TRUST, each a Delaware statutory trust (collectively, the “Trusts”), and INVESCO POWERSHARES CAPITAL MANAGEMENT LLC (the “Adviser”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

WHEREAS, lnvesco PowerShares Capital Management LLC is the investment adviser of the Trusts;

WHEREAS, the Adviser agrees to waive fees and/or absorb certain expenses of the funds of the Trusts listed in Schedule A (the “Funds”) in order to maintain expense ratios of the Funds at or below a predetermined level (the “Expense Caps”); and

WHEREAS, the Trusts desire to induce the Adviser to waive fees and/or absorb expenses of the Funds to the extent necessary to maintain the expense ratios of the Funds at or below the Expense Caps.

NOW, THEREFORE, the parties hereto agree as follows:

1. The Adviser agrees to waive the advisory fee and/or reimburse expenses for the Funds as follows:

(a) to the extent necessary to prevent the operating expenses of each of PowerShares Dynamic Market Portfolio and PowerShares DWA NASDAQ Momentum Portfolio (excluding interest expenses, brokerage commissions and other trading expenses, taxes, Acquired Fund Fees and Expenses (as defined in Securities and Exchange Commission (“SEC”) Form N-1A) and extraordinary expenses) from exceeding the percentage of average daily net assets set forth in Schedule A, at least until the date set forth in Schedule A.

(b) to the extent necessary to prevent the operating expenses of each of PowerShares DWA Basic Materials Momentum Portfolio, PowerShares DWA Consumer Cyclicals Momentum Portfolio, PowerShares DWA Consumer Staples Momentum Portfolio, PowerShares DWA Energy Momentum Portfolio, PowerShares DWA Financial Momentum Portfolio, PowerShares DWA Healthcare Momentum Portfolio, PowerShares DWA Industrials Momentum Portfolio, PowerShares DWA Technology Momentum Portfolio, PowerShares DWA Utilities Momentum Portfolio, PowerShares FTSE RAFI US 1000 Portfolio, PowerShares FTSE RAFI US 1500 Small-Mid Portfolio, PowerShares S&P 500 High Quality Portfolio, , PowerShares Fundamental Pure Large Growth Portfolio, PowerShares Fundamental Pure Large Value Portfolio, PowerShares Fundamental Pure Large Core Portfolio, PowerShares Fundamental Pure MidCore Portfolio, PowerShares Fundamental Pure Mid Growth Portfolio, PowerShares Fundamental Pure Mid Value Portfolio, PowerShares Fundamental Pure Small Core Portfolio, PowerShares Fundamental Pure Small Growth Portfolio and PowerShares Fundamental Pure Small Value Portfolio (excluding interest expenses, offering costs, brokerage commissions and other trading expenses, taxes, Acquired Fund Fees and Expenses (as defined in SEC Form N- 1A) and extraordinary expenses) from exceeding the percentage of average daily net assets set forth in Schedule A, at least until the date set forth in Schedule A. Except as set forth below, the offering costs excluded from the Expense Caps are: (a) initial legal fees pertaining to the Funds’ shares offered for sale; (b) initial SEC and state registration fees; and (c) initial fees paid to be listed on an exchange.

(c) to the extent necessary to prevent the operating expenses of each Fund other than PowerShares Dynamic Market Portfolio, PowerShares DWA NASDAQ Momentum Portfolio, PowerShares DWA Basic Materials Momentum Portfolio, PowerShares DWA Consumer Cyclicals Momentum Portfolio, PowerShares DWA Consumer Staples Momentum Portfolio, PowerShares DWA Energy Momentum Portfolio, PowerShares DWA Financial Momentum Portfolio, PowerShares DWA Healthcare Momentum Portfolio, PowerShares DWA Industrials Momentum Portfolio, PowerShares DWA Technology Momentum Portfolio, PowerShares DWA Utilities Momentum Portfol io, PowerShares FTSE RAFI US 1000 Portfolio, PowerShares FTSE RAFI US 1500 Small-Mid

Portfolio, PowerShares S&P 500 High Quality Portfolio, PowerShares Morningstar Stocklnvestor Core Portfolio, PowerShares Fundamental Pure Large Growth Portfolio, PowerShares Fundamental Pure Large Value Portfolio, PowerShares Fundamental Pure Large Core Portfolio, PowerShares Fundamental Pure Mid Core Portfolio, PowerShares Fundamental Pure Mid Growth Portfolio, PowerShares Fundamental Pure Mid Value Portfolio, PowerShares Fundamental Pure Small Core Portfolio, PowerShares Fundamental Pure Small Growth Portfolio and PowerShares Fundamental Pure Small Value Portfolio (excluding interest expenses, licensing fees, offering costs, brokerage commissions and other trading expenses, taxes, Acquired Fund Fees and Expenses (as defined in SEC Form N-1A) and extraordinary expenses) from exceeding the percentage of average daily net assets set forth in Schedule A,at least until the date set forth in Schedule A. Except as set forth below, the offering costsexcluded from the Expense Caps are: (a) initial legal fees pertaining to the Funds’ shares offered for sale; (b) initial SEC and state registration fees; and (c) initial fees paid to be listed on an exchange.

2. Subject to the limitations specified below, each Fund other than the PowerShares Dynamic Market Portfolio and the PowerShares DWA NASDAQ Momentum Portfolio shall reimburse the Adviser, without interest, for fees waived and/or expenses absorbed by the Adviser for the purpose of maintaining each Fund’s expense ratio at or below its Expense Cap (the “Reimbursement Payments”).

3. The Adviser shall be entitled to Reimbursement Payments from a Fund on the earliest date that any such payments may be made without thereby causing the Fund to (i) exceed its Expense Cap then in effect, or (ii) if the Expense Cap is no longer in effect, exceed an expense ratio equal to the most recent applicable Expense Cap (the “Maximum Expense Level”), but shall have no right to any Reimbursement Payments from the Fund to the extent any such payment would result in the Fund exceeding its Expense Cap or Maximum Expense Level.

4. The Funds’ obligations to make Reimbursement Payments with respect to any particular fees waived, and/or expenses absorbed, shall expire three years from the date the fee or expense would otherwise have been accrued by the Fund, and may be terminated by the Trust or the Adviser, without penalty, upon 60 days prior written notice.

5. The Adviser shall, upon termination of the Agreement, have no claim against the Trust or the Funds for any unreimbursed amounts.

Dated: December 19, 2017

POWERSHARES EXCHANGE-TRADED FUND TRUST

By:
Name:	Daniel E. Draper
Title:	President

POWERSHARES EXCHANGE-TRADED FUND TRUST II

By:
Name:	Daniel E. Draper
Title:	President

POWERSHARES ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

By:
Name:	Daniel E. Draper
Title:	President

POWERSHARES EXCHANGE-TRADED SELF-INDEXED FUND TRUST

By:
Name:	Daniel E. Draper
Title:	President

INVESCO POWERSHARES CAPITAL MANAGEMENT LLC

By:
Name:	Daniel E. Draper
Title:	Managing Director

SCHEDULE A

(as of April 20, 2018)

Portfolio	Expense Cap (%)	Date of Expiration of Expense Cap
PowerShares Dynamic Market Portfolio	0.60	8/31/18
PowerShares DWA NASDAQ Momentum Portfolio	0.60	8/31/18
PowerShares Dynamic Large Cap Growth Portfolio	0.60	8/31/18
PowerShares Dynamic Large Cap Value Portfolio	0.60	8/31/18
PowerShares Russell Midcap Pure Growth Portfolio	0.39	8/31/18
PowerShares Russell Midcap Pure Value Portfolio	0.39	8/31/18
PowerShares Russell 2000 Pure Growth Portfolio	0.39	8/31/18
PowerShares Russell 2000 Pure Value Portfolio	0.39	8/31/18
PowerShares Zacks Micro Cap Portfolio	0.60	8/31/18
PowerShares Golden Dragon China Portfolio	0.60	8/31/18
PowerShares WilderHill Clean Energy Portfolio	0.60	8/31/18
PowerShares High Yield Equity Dividend Achievers™ Portfolio	0.50	8/31/18
PowerShares S&P 500® Quality Portfolio	0.29	8/31/18
PowerShares Aerospace & Defense Portfolio	0.60	8/31/18
PowerShares Dynamic Biotechnology & Genome Portfolio	0.60	8/31/18
PowerShares Dynamic Leisure and Entertainment Portfolio	0.60	8/31/18
PowerShares Dynamic Food & Beverage Portfolio	0.60	8/31/18
PowerShares Dynamic Media Portfolio	0.60	8/31/18
PowerShares Dynamic Networking Portfolio	0.60	8/31/18
PowerShares Dynamic Pharmaceuticals Portfolio	0.60	8/31/18
PowerShares Dynamic Semiconductors Portfolio	0.60	8/31/18
PowerShares Dynamic Software Portfolio	0.60	8/31/18
PowerShares Dividend Achievers™ Portfolio	0.50	8/31/18
PowerShares International Dividend Achievers™ Portfolio	0.50	8/31/18
PowerShares Dynamic Building & Construction Portfolio	0.60	8/31/18
PowerShares Dynamic Energy Exploration & Production Portfolio	0.60	8/31/18
PowerShares Dynamic Oil & Gas Services Portfolio	0.60	8/31/18
PowerShares Dynamic Retail Portfolio	0.60	8/31/18
PowerShares DWA Utilities Momentum Portfolio	0.60	8/31/18
PowerShares FTSE RAFI US 1000 Portfolio	0.39	8/31/18
PowerShares Water Resources Portfolio	0.60	8/31/18
PowerShares FTSE RAFI US 1500 Small-Mid Portfolio	0.39	8/31/18
PowerShares Russell Top 200 Equal Weight Portfolio	0.25	8/31/18
PowerShares Russell Midcap Equal Weight Portfolio	0.25	8/31/18
PowerShares Russell 2000 Equal Weight Portfolio	0.25	8/31/18
PowerShares DWA Basic Materials Momentum Portfolio	0.60	8/31/18
PowerShares DWA Consumer Cyclicals Momentum Portfolio	0.60	8/31/18
PowerShares DWA Consumer Staples Momentum Portfolio	0.60	8/31/18
PowerShares DWA Energy Momentum Portfolio	0.60	8/31/18
PowerShares DWA Financial Momentum Portfolio	0.60	8/31/18
PowerShares DWA Industrials Momentum Portfolio	0.60	8/31/18
PowerShares DWA Healthcare Momentum Portfolio	0.60	8/31/18
PowerShares DWA Technology Momentum Portfolio	0.60	8/31/18
PowerShares BuyBack Achievers™ Portfolio	0.60	8/31/18
PowerShares Cleantech™ Portfolio	0.60	8/31/18

PowerShares Financial Preferred Portfolio	0.60		8/31/18
PowerShares Global Listed Private Equity Portfolio	0.60		8/31/18
PowerShares DWA Momentum Portfolio	0.60		8/31/18
PowerShares WilderHill Progressive Energy Portfolio	0.60		8/31/18
PowerShares Russell Top 200 Pure Growth Portfolio	0.39		8/31/18
PowerShares Russell Top 200 Pure Value Portfolio	0.39		8/31/18
PowerShares BRIC Portfolio	0.60	*	[Two Years from Closing Date]	**
PowerShares Insider Sentiment Portfolio	0.60	*	[Two Years from Closing Date]	**
PowerShares S&P Spin-Off Portfolio	0.60	*	[Two Years from Closing Date]	**
PowerShares Zacks Mid-Cap Portfolio	0.60	*	[Two Years from Closing Date]	**
PowerShares Zacks Multi-Asset Income Portfolio	0.60	*	[Two Years from Closing Date]	**
PowerShares Canadian Energy Income Portfolio	0.65	*	[Two Years from Closing Date]	**
PowerShares China Real Estate Portfolio	0.65	*	[Two Years from Closing Date]	**
PowerShares China Small Cap Portfolio	0.70	*	[Two Years from Closing Date]	**
PowerShares Frontier Markets Portfolio	0.65	*	[Two Years from Closing Date]	**
PowerShares MSCI Global Timber Portfolio	0.55	*	[Two Years from Closing Date]	**
PowerShares S&P Global Dividend Opportunities Index Portfolio	0.60	*	[Two Years from Closing Date]	**
PowerShares S&P Global Water Index Portfolio	0.63	*	[Two Years from Closing Date]	***
PowerShares Solar Portfolio	0.65	*	[Two Years from Closing Date]	***
PowerShares Zacks International Multi-Asset Income Portfolio	0.65	*	[Two Years from Closing Date]	**
PowerShares Ultra Short Duration Portfolio	0.27		[Two Years from Closing Date]	**
PowerShares Defensive Equity Portfolio	0.60		[Two Years from Closing Date]	**

*	The Adviser further agrees to reimburse the Fund in the amount equal to the licensing fees that the Fund pays that cause the Fund’s operating expenses (excluding interest expenses, offering costs, brokerage commissions and other trading expenses, taxes, Acquired Fund Fees and Expenses (as defined in SEC Form N-1A) and extraordinary expenses) to exceed the amount shown below through the Initial Term:

Portfolio	Operating Expenses (%)	Portfolio	Operating Expenses (%)
PowerShares BRIC Portfolio	0.64	PowerShares Frontier Markets Portfolio	0.70
PowerShares Insider Sentiment Portfolio	0.60	PowerShares MSCI Global Timber Portfolio	0.55

PowerShares S&P Spin-Off Portfolio	0.64	PowerShares S&P Global Dividend Opportunities Index Portfolio	0.64
PowerShares Zacks Mid-Cap Portfolio	0.65	PowerShares S&P Global Water Index Portfolio	0.63
PowerShares Zacks Multi-Asset Income Portfolio	0.65	PowerShares Solar Portfolio	0.70
PowerShares Canadian Energy Income Portfolio	0.66	PowerShares Zacks International Multi-Asset Income Portfolio	0.70
PowerShares China Real Estate Portfolio	0.70	PowerShares Ultra Short Duration Portfolio	0.27
PowerShares China Small Cap Portfolio	0.75	PowerShares Defensive Equity Portfolio	0.60

**	The Initial Term of the Fund’s Expense Cap is the later of [Two Years from the Closing Date] or December 31, 2020. Neither the Adviser nor the Fund can discontinue the Agreement prior to the end of the Initial Term.
***	The Initial Term of the Fund’s Expense Cap is (Two Years from the Closing Date). Neither the Adviser nor the Fund can discontinue the Agreement prior to the end of the Initial Term.

[signature page follows]

POWERSHARES EXCHANGE-TRADED FUND TRUST

By:
Name:	Daniel E. Draper
Title:	President

POWERSHARES EXCHANGE-TRADED FUND TRUST II

By:
Name:	Daniel E. Draper
Title:	President

POWERSHARES ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

By:
Name:	Daniel E. Draper
Title:	President

POWERSHARES EXCHANGE-TRADED SELF-INDEXED FUND TRUST

By:
Name:	Daniel E. Draper
Title:	President

INVESCO POWERSHARES CAPITAL MANAGEMENT LLC

By:
Name:	Daniel E. Draper
Title:	Managing Director